UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2024

CreditRiskMonitor.com, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-8601	36-2972588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

704 Executive Boulevard
Valley Cottage, NY 10989
(Address of principal executive offices, including zip code)

(845) 230-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	CRMZ	OTC Markets OTCQX U.S.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01	Other Events.

On July 19, 2024 CreditRiskMonitor.com, Inc.  (“Company” or “CRMZ”) detected unauthorized occurrences within its computer network. Upon detecting the unauthorized occurrences, the Company immediately activated its incident response plan and began taking steps to contain, assess and remediate the incident, including conducting an investigation with third-party cybersecurity specialists. CRMZ reported the incident to law enforcement and continues to cooperate with law enforcement’s investigation. The incident has not had a material impact on the Company’s operations, and its information systems have continued to be fully operational.

The Company’s investigation determined that certain files stored within CRMZ’s computer environment may have been viewed or copied by an unauthorized actor between July 8, 2024 and July 17, 2024. CRMZ reviewed the files that could have been viewed or copied to determine whether any sensitive information was contained within those files. The Company’s investigation concluded that personally identifiable information of employees and independent contractors, not customers, may have been viewed or copied by an unauthorized actor. Although CRMZ is not aware of any attempted or actual misuse of that personally identifiable information, on October 8, 2024, CRMZ issued notices to individuals whose personal information was stored within the impacted files so that they may take steps to protect their information, if they feel it is appropriate to do so. CRMZ is offering access to credit monitoring and identity theft protection services at no cost to those individuals for twenty-four (24) months.

As of the date of this filing, the incident has not had a material impact on the Company’s operations. The Company has not yet determined that the incident is reasonably likely to materially impact the Company’s overall financial condition or its ongoing results of operations. However, the situation remains fluid and CRMZ will continue to assess if and when such developments are reasonably likely to impact its financial condition and results of operations.

This Form 8-K contains forward-looking statements, which are any predictions, projections or other statements about future events based on current expectations and assumptions that are subject to risks and uncertainties, which are described in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDITRISKMONITOR.COM, INC.

Date: October 8, 2024	By:	/s/ Michael I. Flum
Michael I. Flum
Chief Executive Officer